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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                November 19, 1999


                                   TREEV, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                      001-11135                52-541590649
(State of incorporation       (Commission File No.)         (IRS employer
 or organization)                                           identification no.)



                             500 Huntmar Park Drive
                             Herndon, Virginia 20170
                    (Address of principal executive offices)

                                 (703) 478-2260
              (Registrant's telephone number, including area code)





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                                   TREEV, INC.

                                      INDEX

Information to be Included in the Report                               Page

Item 5.           Other Events                                           1

Item 7.           Exhibits                                               2

Signatures                                                               3

Item 5.  Other Events.

         TREEV, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger dated as of November 19, 1999 (the "Merger Agreement") with CE Computer Equipment AG ("CE Computer Equipment"), a German corporation. Pursuant to the transactions contemplated by the Merger Agreement and subject to the conditions set forth therein, TREEV will become a wholly-owned subsidiary of CE Computer Equipment.

         Under the terms of the Merger Agreement, CE Computer Equipment will issue a total of 1,330,000 Ordinary Shares in the form of American Depositary Shares ("ADSs") in exchange for the outstanding shares of TREEV Common Stock and Preferred Stock and for the outstanding warrants and options for TREEV Common Stock. Based upon the closing price on the Neuer Markt of 75.60 Euros per CE Computer Equipment Ordinary Share and on NASDAQ of $3 7/16 per share of TREEV Common Stock on November 19, 1999, and the Federal Reserve Bank of New York's Noon Buying Rate on November 19, 1999 for cable transfers in Euros of $1.0313 per 1.00 Euro, the transaction reflects a 32% premium for TREEV's Common Stockholders.

         Pursuant to the Merger Agreement, each share of TREEV Common Stock will be converted into a proportionate number of CE Computer Equipment ADSs to be issued in the merger, after giving effect to the issuance of CE Computer Equipment ADSs in respect of TREEV's Series A, Series M and Series M1 Preferred Stock, and its options and warrants for Common Stock. Each Share of TREEV Series A Preferred Stock will be converted into CE Computer Equipment ADSs with a value of at least $10.00.

         If the merger consideration had been determined as of November 19, 1999, each share of TREEV Common Stock would have been converted into 0.0583 CE Computer Equipment ADSs, and each share of TREEV Series A Preferred Stock would have been converted into 0.1450 CE Computer Equipment ADSs.

         The merger is conditional on its being accounted for as a pooling of interests and is subject to certain conditions to closing, including governmental and shareholder approvals. Shareholders owning more than 38% of TREEV Common Stock have agreed to vote their shares in favor of the merger.

         The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. A copy of the press release, dated November 22, 1999, issued by TREEV announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of November 19, 1999, by and between CE Computer Equipment AG and TREEV, Inc.

99.1 Press Release of TREEV, Inc. dated November 22, 1999, announcing the execution of the definitive Merger Agreement.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TREEV, INC.
                                             (Registrant)



                                             By: /s/ Brian H. Hajost
                                                 -------------------------
                                                 Brian H. Hajost
                                                 Executive Vice President


Dated:  December 3, 1999